UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): April 6, 2007


                             NEXTWAVE WIRELESS INC.
             (Exact name of registrant as specified in its charter)


            DELAWARE                    000-51958                 20-5361360
(State or other jurisdiction of        (Commission            (I.R.S. employer
         incorporation)                file number)          identification no.)


               12670 HIGH BLUFF DRIVE, SAN DIEGO, CALIFORNIA 92130 (Address of principal executive offices) (Zip code)


       Registrant's telephone number, including area code: (858) 480-3100


                                 NOT APPLICABLE
         (Former name or former address, if changed since last report.)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

         On April 9, 2007, NextWave Wireless Inc. ("NextWave") announced that it had entered into an Agreement and Plan of Merger (the "Merger Agreement"), dated April 6, 2007, among NextWave, IPW, LLC, a wholly owned subsidiary of NextWave ("Merger Sub"), and IPWireless, Inc. ("IPW") to acquire all of the outstanding capital stock of IPW. IPW is a privately-held company headquartered in San Bruno, California, with research and development facilities in the United Kingdom. IPW is a supplier of TD-CDMA network equipment and subscriber terminals, and develops 3GPP TDD UMTS standards which serve as the foundation for its next-generation mobile TV and wireless broadband public-safety network solutions. Its TD-CDMA mobile broadband technology was recently selected by New York City as part of the deployment of a citywide, public-safety wireless network.

         Pursuant to the Merger Agreement, Merger Sub will merge with and into IPW (the "Merger"), with IPW surviving as a wholly-owned subsidiary of NextWave. The merger consideration consists of approximately $100 million to be paid at closing by $25 million in cash and $75 million in shares of common stock of NextWave. As specified in the Merger Agreement, additional consideration of up to $135 million may be earned upon the achievement of certain revenue milestones relating to IPW's public safety business and TDtv business during the 2007 to 2009 timeframe, with potential payment of up to $50 million in late 2007 or 2008 (the "Additional Consideration"), and up to $7.5 million in 2008, up to $24.2 million in 2009, and up to $53.3 million in 2010 (together, the "Earnout Consideration"). If earned, up to approximately $114 million of such additional consideration is payable in cash or shares of common stock at the election of NextWave, and approximately $21 million of such amounts are payable in cash or shares of common stock at the election of representatives of IPW shareholders. Five million dollars of the consideration to be paid at closing and $21 million of the Additional Consideration that may be earned post-closing will be placed in escrow for 12 months from the closing date, which will be available to compensate NextWave for certain losses, including any losses it may incur as a result of any breach of the representations and warranties or covenants of IPW contained in the Merger Agreement. Effective upon consummation of the Merger, NextWave will adopt the IPWireless, Inc. Employee Stock Bonus Plan to provide IPW employees with shares of NextWave common stock having an aggregate value of up to $7 million, dependent on the achievement of certain revenue milestones relating to IPW's public safety business and TDtv business as an inducement for such employees to join the NextWave group and continue with the business following the Merger.

         The Board of Directors of each of NextWave and IPW has unanimously approved the Merger Agreement. In addition, IPW has obtained the requisite stockholder approval for the transactions contemplated by the Merger Agreement. The Merger Agreement contains customary representations, warranties and covenants made by the parties to each other. IPW's covenants include that (i) IPW will conduct its business in the ordinary course consistent with past practice during the period between the execution of the Merger Agreement and the closing of the Merger, (ii) IPW will not engage in certain kinds of transactions during such period, and (iii) IPW will not solicit proposals or enter into negotiations relating to or concerning alternative business combination transactions. The acquisition of IPWireless remains subject to various standard closing conditions, including Hart-Scott-Rodino and Nasdaq listing approvals, and is expected to close in the second calendar quarter of 2007.

         The foregoing description of the Merger and the Merger Agreement is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and incorporated herein by reference.

         On April 9, 2007, NextWave issued a press release announcing the execution of the Merger Agreement. A copy of the press release is furnished herewith as Exhibit 99.1.

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
ITEM 3.02.  UNREGISTERED SALES OF EQUITY SECURITIES.

         Pursuant to the Merger Agreement, NextWave has agreed to issue a number of shares of NextWave common stock upon the consummation of the Merger equal to $75 million divided by the average per share closing price of NextWave common stock for the 30 consecutive trading days ending with the third trading day immediately prior to closing. In addition, NextWave agreed to pay contingent consideration with aggregate value of up to $135 million that may be earned upon the achievement of certain revenue milestones during the 2007 to 2009 timeframe. If earned, NextWave is able to determine the form of consideration for up to $114 million of the contingent consideration amount and the IPW stockholder representative has been granted the right to make the same determination for up to $21 million of the contingent consideration amount. NextWave expects that a portion of any earned contingent consideration will be paid in shares of NextWave common stock. The precise value of the shares to be issued will depend on the performance of IPW relative to the revenue milestones established in the Merger Agreement and the average trading price for the NextWave shares preceding the date of issuance. In respect of any milestone payments, NextWave will not issue shares of NextWave common stock if the effect of doing so would reasonably be expected to result in a violation of Nasdaq Marketplace Rule 4350(i), and will in lieu thereof make such payments in cash. These shares will be issued pursuant to the Merger Agreement in a private placement and without registration under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to
Section 4(2) of the Securities Act and Regulation D promulgated pursuant thereto ("Regulation D"). The exemption from registration pursuant Regulation D was based on, among other things, the receipt of certifications from each securityholder of IPW to receive shares to the effect that such person is an "accredited investor" within the meaning of Rule 506 of Regulation D. NextWave has agreed to file a registration statement with respect to the resale of the shares of common stock issuable upon the closing of the Merger within five business days following the date on which NextWave is eligible to use a Form S-3 Registration Statement and has agreed to file subsequent registration statements within fifteen business days of each date on which any contingent shares are to be issued.

ITEM 7.01.  REGULATION FD DISCLOSURE.

      On April 9, 2007, NextWave issued a press release announcing the execution of the Merger Agreement in connection with the planned acquisition of IPW as described under Item 1.01 above. A copy of the press release is furnished herewith as Exhibit 99.1.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit 2.1 Agreement and Plan of Merger, dated as of April 6, 2007, by and among NextWave Wireless Inc., IPW, LLC, IPWireless, Inc. and J. Taylor Crandall, as stockholder representative.*

Exhibit 99.1        Press Release, dated April 9, 2007 regarding the IPW Merger.


* The schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish supplementally copies of any of the omitted schedules or exhibits upon request by the Securities and Exchange Commission.


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
                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: April 11, 2007

                                      NEXTWAVE WIRELESS INC.

                                      By: /s/ Frank A. Cassou
                                          ------------------------------------
                                          Frank A. Cassou
                                          Executive Vice President and
                                          Chief Legal Counsel















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

                                  EXHIBIT INDEX


Exhibit 2.1 Agreement and Plan of Merger, dated as of April 6, 2007, by and among NextWave Wireless Inc., IPW, LLC, IPWireless, Inc. and J. Taylor Crandall, as stockholder representative.*

Exhibit 99.1        Press Release, dated April 9, 2007 regarding the IPW Merger.




* The schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish supplementally copies of any of the omitted schedules or exhibits upon request by the Securities and Exchange Commission.




















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